                                                                       EXHIBIT 5

    OPINION AND CONSENT OF SMITH, ANDERSON, BLOUNT, DORSETT, MITCHELL &
                              JERNIGAN, L.L.P.


           OFFICES                                            MAILING ADDRESS
   2500 FIRST UNION CAPITOL                                    P.O. BOX 2611
            CENTER                  September 20, 2002         RALEIGH, NORTH
RALEIGH, NORTH CAROLINA 27601                                     CAROLINA
                                                                 27602-2611


                                                                 TELEPHONE:
                                                               (919) 821-1220
                                                                 FACSIMILE:
                                                               (919) 821-6800


Triangle Pharmaceuticals, Inc.
4 University Place
4611 University Drive
Durham, North Carolina 27707

     Re:    Triangle Pharmaceuticals, Inc. Registration Statement on Form
            S-8

Ladies and Gentlemen:

      We have acted as counsel to Triangle Pharmaceuticals, Inc., a Delaware corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 3,000,000 shares of common stock (the "Shares"), $0.001 par value per share, and related stock options for issuance under the Company's 1996 Stock Incentive Plan, as amended (the "Plan").

      This opinion is being furnished in accordance with the requirements of
Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

      We have examined the Restated Certificate of Incorporation of the Company and the Second Restated Certificate of Incorporation of the Company, as amended (together, the "Certificate"), the Restated Bylaws of the Company (the "Bylaws"), the minutes of the meetings of the Board of Directors of the Company relating to the authorization and the issuance of securities and such other corporate documents, records, and matters of law as we have deemed necessary for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents as originals, the conforming to originals of all documents submitted to us as certified copies or photocopies, and the authenticity of originals of such latter documents. We have also received a certificate of an officer of the Company, dated of even date herewith, relating to the issuance of the Shares pursuant to the Plan.

      Based on the foregoing and the additional qualifications below, it is our opinion that the 3,000,000 shares of common stock of the Company that are being registered pursuant to the Registration Statement have been duly authorized, and when duly issued and delivered against payment of the consideration therefor expressed in the applicable resolutions of the Board of

Directors or a committee thereof, pursuant to the Plan, such shares will be validly issued, fully paid, and nonassessable.

      This opinion is limited to the corporation law of the State of Delaware, and we express no opinion as to the laws of any other jurisdiction. The opinion expressed herein does not extend to compliance with federal and state securities laws relating to the sale of the Shares.

      We hereby consent to the reference to our firm in the Registration Statement under the heading "Legal Matters" and to the filing of this opinion as an exhibit to the Registration Statement. Such consent shall not be deemed to be an admission that our firm is within the category of persons whose consent is required under Section 7 of the Act or the regulations promulgated pursuant to the Act.

      Our opinion is as of the date hereof, and we do not undertake to advise you of matters that might come to our attention subsequent to the date hereof which may affect our legal opinion expressed herein.

                                          Sincerely yours,


                                          /s/ SMITH, ANDERSON, BLOUNT,
                                          DORSETT, MITCHELL & JERNIGAN,
                                          L.L.P.